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K-tel International, Inc.
2001 Form 10-K
Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

    Subsidiaries of the Company and the jurisdiction in which each company was incorporated are listed below. Unless otherwise indicated, all of the voting securities of each subsidiary are owned by K-tel International, Inc. or one of its subsidiaries.

K-tel International (USA), Inc. Minneapolis, Minnesota (a Minnesota corporation)
Dominion Entertainment, Inc. Minneapolis, Minnesota (a Minnesota corporation)
K-tel Ireland Limited Dublin, Ireland (an Ireland Corporation)
K-tel Entertainment (CAN) Inc. (formerly ERA International, Ltd.) Winnipeg, Manitoba (a Canada corporation)
K-tel Marketing Limited London, England (an England corporation)
K-tel Entertainment (U.K.) Ltd. London, England (an England corporation)
K-tel (Australia) Pty. Limited Southport, Queensland, Australia (an Australian corporation)
Seminars, Inc. Minneapolis, Minnesota (a Minnesota corporation)
K-tel Consumer Products, Inc. Minneapolis, Minnesota (a Minnesota corporation)
K-tel Direct, Inc. Minneapolis, Minnesota (a Minnesota corporation)
K-tel TV, Inc. Minneapolis, Minnesota (a Minnesota corporation)
K-tel Video, Inc. Minneapolis, Minnesota (a Minnesota corporation)
K-tel DVD, Inc. Minneapolis, Minnesota (a Minnesota corporation)
K-tel Online, Inc. Minneapolis, Minnesota (a Minnesota corporation)
K-tel Entertainment, Inc. Minneapolis, Minnesota (a Minnesota corporation)
K-tel Services, Inc. Minneapolis, Minnesota (a Minnesota corporation)

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  K-tel International, Inc. 2001 Form 10-K Exhibit 21